Exhibit 10.27

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made on December 20, 2004 by and among Las Vegas Sands, Inc., a Nevada corporation (“LVSI”), Las Vegas Sands Corp., a Nevada corporation (“LVSC”), and Sheldon G. Adelson (“Adelson”) with respect to the Amended and Restated Las Vegas Sands, Inc. 1997 Fixed Stock Option Plan (the “Plan”) and the options to acquire shares of LVSI stock that have been issued thereunder (the “Stock Options”).

WHEREAS, LVSI, LVSC, and Las Vegas Sands Mergerco, a Nevada corporation and wholly-owned subsidiary of LVSC (“Mergerco”), are concurrently herewith entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, effective as of the “Effective Date” (as that term is defined in the Merger Agreement), Mergerco shall be merged with and into LVSI, with LVSI surviving; and

WHEREAS, at the Effective Date, each share of common stock of LVSI shall automatically be converted into 266.0327553 shares of common stock in LVSC and all shares of LVSI outstanding shall no longer be deemed outstanding and shall be cancelled and retired.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. LVSI does hereby assign to LVSC, and LVSC does hereby assume, the Plan and all of the rights, powers, obligations, responsibilities and liabilities set forth in the Plan, including, without limitation, the right and responsibility to appoint a committee to administer the Plan.

2. Each Stock Option outstanding immediately prior to the Effective Date (other than the “Adelson Options”, as defined below), whether or not vested, is hereby assumed by LVSC.

3. Adelson does hereby assign to LVSC, and LVSC does hereby assume, any and all obligations retained by Adelson pursuant to the 2004 Agreement of Stock Option Responsibility between LVSI and Adelson made on July 15, 2004, other than the obligations to issue shares upon the exercise of Stock Options granted prior to July 15, 2004 (the “Adelson Options”), and to redeem such shares pursuant to the terms of any employment or option agreement, if applicable.

4. Each Stock Option (including, without limitation, each Adelson Option) shall be deemed to constitute an option to acquire, on substantially the same terms and conditions as were applicable under such Stock Option (including, without limitation, as to the number of shares subject to the option, vesting and expiration), shares of LVSC common stock.

5. The assignment and assumption and other actions contemplated by this Agreement shall be self-executing and shall become effective as of the Effective Date without any further action by any person; provided that the parties hereto agree to take all such further actions as may be necessary or appropriate to effectuate the terms and intent of this Agreement, including, without limitation, obtaining any required consents from holders of Stock Options and making any amendments to the Plan and any Stock Options that are necessary and appropriate to give affect to the transactions contemplated by this Agreement.

6. This Agreement may be amended only by written instrument signed by the parties hereto.

7. This Agreement shall be governed by the internal laws of the State of Nevada, determined without reference to the principles of conflicts of laws.

8. This Agreement shall be binding upon the parties hereto and their respective successors and assigns. No person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

9. The parties will cooperate to effectuate the terms and intent of this Agreement and promote the practicable administration of the Plan.

10. Notwithstanding anything to the contrary herein, this Agreement shall not become effective until the Effective Date. If the Effective Date does not occur, this Agreement shall be of no force and effect.

11. This Agreement may be executed in counterparts and all so executed counterparts shall constitute one and the same instrument. The parties hereto confirm that any facsimile copy of another partly executed counterpart of this Agreement (or the signature page thereof) shall be deemed an executed original.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed and delivered as of the date first written above.

LAS VEGAS SANDS, INC.

By:	/s/ HARRY MILTENBERGER
Harry Miltenberger
Its:	Vice President, Finance, Secretary and Chief Accounting Officer

LAS VEGAS SANDS CORP.

By:	/s/ HARRY MILTENBERGER
Harry Miltenberger
Its:	Vice President, Finance, Secretary and Chief Accounting Officer

/s/ SHELDON G. ADELSON
Sheldon G. Adelson

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